UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2011

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2011, American Eagle Energy Inc. (the “Company”), Eternal Energy Corp. (“Eternal” and, together with the Company, the “Sellers”), and a third-party purchaser (the “Buyer”) exchanged signature pages to the following agreements:  (i) a first Purchase and Sale Agreement (the “First PSA”), pursuant to which the Sellers agreed to sell to the Buyer an aggregate of 50% of their respective, collective right, title, and interest in and to the Assets (as defined below) relating to approximately 8,188 aggregate net acres located in Divide County, North Dakota (the “Spyglass Prospect”), a region known for its Bakken and Three Forks zone oil production; and (ii) a second Purchase and Sale Agreement (the “Second PSA” and, together with the First PSA, the “PSAs”), pursuant to which the Sellers agreed to sell to the Buyer 50% of their respective, collective right, title, and interest in and to the Assets relating to approximately 548 aggregate net acres located within the Spyglass Prospect.  The “Assets” to be sold by the Sellers to the Buyer consist of 50% of each Seller’s right, title, and interest in and to the oil and gas leases, oil and gas wells and other related wells, hydrocarbon production, contracts, equipment, records, and other related properties relating to the Spyglass Prospect.

Pursuant to the terms of the First PSA:

•	the aggregate purchase price for the Assets to be sold under the First PSA is $7,165,000, to be divided equally between the Company and Eternal and paid in immediately available funds at closing;

•
the closing of the sale of the Assets under the First PSA, which is subject to the satisfaction of certain conditions (including certain title matters that do not cause the aggregate purchase price to vary more than 10%), is scheduled to occur on May 26, 2011;

•	up to an additional 445 net acres may be sold to the Buyer on the same terms and conditions as part of the first transaction in the near term; and

•	the effective time of the sale of the Assets under the First PSA for the purpose of allocating revenues and expenses will be as of May 1, 2011.

Pursuant to the terms of the Second PSA:

•
the aggregate purchase price for the Assets to be sold under the Second PSA is $479,500 (subject to customary adjustments), to be divided equally between the Company and Eternal and paid in immediately available funds at closing;

•
the closing of the sale of the Assets under the Second PSA, which is subject to the satisfaction of certain conditions (including certain title matters that do not cause the aggregate purchase price to vary more than 10%), is scheduled to occur on July 26, 2011; and

•	the effective time of the sale of the Assets under the Second PSA for the purpose of allocating revenues and expenses will be as of July 1, 2011.

In connection with the transactions contemplated by the PSAs, the Sellers and the Buyer will enter into a Joint Operating Agreement, pursuant to which Eternal will continue to manage all future exploration and operational activities for the Spyglass Prospect.

On May 31, 2011, we issued a press release announcing the execution of the PSAs.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit	Description of Exhibit

99.1*	Press Release dated May 31, 2011, announcing the execution of the PSAs.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President